Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Spectranetics Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-184113, 333-184112, 333-169456, 333-169455, 333-155282, 333-163507, 333-08489, 333-50464, 333-57015, 333-117074, 333-140022, and 333-145435) on Form S-8 of The Spectranetics Corporation and subsidiaries of our report dated March 13, 2013, with respect to the consolidated balance sheet of The Spectranetics Corporation and subsidiaries as of December 31, 2012, and the related consolidated statements of comprehensive income (loss), stockholders' equity, and cash flows for the year ended December 31, 2012, and the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of The Spectranetics Corporation and subsidiaries.
/s/ KPMG LLP

Denver, Colorado
March 13, 2013